Exhibit 10.12

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment"), is made and entered into by and between WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Seller"), and Inktomi Corporation, a Delaware corporation ("Buyer"), effective as of July 14, 2000, with reference to the following facts.

RECITALS

          A.          Buyer and Seller have entered into that certain Purchase and Sale Agreement, dated as of June 30, 2000 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase that certain improved and unimproved real property located at, and contiguous to, 4000 and 4100 East Third Avenue, Foster City, California, as more particularly described in Exhibit A to the Purchase Agreement, on all of the terms and conditions set forth therein.

          B.          Buyer and Seller now desire to reinstate, ratify and amend the Purchase Agreement on each and all of the terms, provisions and conditions contained herein.

          NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

          1.          Defined Terms.  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.

          2.           Recitals.  Seller and Buyer hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

          3.           Modifications to Purchase Agreement.  The parties agree that from and after the date of this Amendment the Purchase Agreement shall be modified as follows:

                         3.1      Assignment.  Section 19 of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:

                                     19.     Assignment.

                                 19.1     Buyer may not assign its rights, obligations and interest in this Agreement to any other person or entity, without first obtaining Seller's prior written consent thereto, which consent may be given or withheld in Seller's sole and absolute discretion, except that Buyer may assign its interest in and to this Agreement and the Property so long as (i) the assignee of Buyer assumes all of Buyer's obligations under this Agreement and agrees to timely perform same pursuant to an assignment agreement in form reasonably acceptable to Seller, (ii) Buyer delivers to Seller at least ten (10) business days prior to the Closing (a) written notice of said proposed assignment and (b) a copy of the draft of the assignment agreement for Seller's reasonable approval, and (iii) the assignee of Buyer unconditionally ratifies and remakes all covenants, indemnities, representations and warranties of Buyer made in or in connection with this Agreement, all of the foregoing for the express benefit and reliance of Seller. No assignment shall relieve Buyer from any liability or its obligations under or in connection with this Agreement. Any attempted assignment not in compliance with the provisions of this Section 19 shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

                              19.2     Notwithstanding the terms of Section 19.1, Buyer shall have the unconditional right to assign all or a portion of its rights and obligations under this Agreement to (i) any person who or entity which controls, is controlled by or is under common control with Buyer, (ii) any entity resulting from the merger, consolidation or other reorganization with Buyer whether or not Buyer is the surviving entity, (iii) any entity which acquires all or substantially all of the assets or stock of Buyer (any person or entity identified in clauses (i), (ii) and (iii) of this paragraph are hereinafter referred to as an "Affiliate") and (iv) a third party as part of a sale/leaseback, operating lease, synthetic lease or similar transaction pursuant to which Buyer (or Affiliate) leases the Property from su ch third party pursuant to a written lease. For purposes of this paragraph, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The parties acknowledge that Buyer (or Affiliate) is intended to be the ultimate occupant and user of the Property; therefore, the parties acknowledge that any assignee of Buyer's rights and obligations under this Agreement is an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. An assignment pursuant to this Section 19.2 may be made solely upon prior written notice to Seller.

                            3.2        Estoppel Certificates.  Section 4.2.1.1 of the Purchase Agreement is hereby amended such that the Estoppel Certificates to be delivered from the tenants of the Property, "Legacy" and "PE", as defined in such Section 4.2.1.1, shall be the Estoppel Certificates attached hereto as Exhibit A and Exhibit B, rather than the form of estoppel certificates prescribed in each of said tenant's leases.

                            3.3        Legacy Lease Amendment.  Section 33 of the Purchase Agreement is hereby amended such that the Legacy Lease Amendment to be entered into as of the Closing Date shall be in the form attached hereto as Exhibit C, rather than the form attached to the Purchase Agreement.

                            3.4        Tenant Improvement Allowance.  At Closing, Seller shall credit Buyer with any then-outstanding portion of the tenant improvement allowance payable to Buyer under the "Inktomi Lease" (as defined in the Purchase Agreement), regardless of whether Buyer shall have complied with any remaining requirements under the Inktomi Lease for payment of such tenant improvement allowance. Buyer and Seller acknowledge and agree that the current outstanding amount of such tenant improvement allowance is approximately Eighty-five Thousand Dollars and Zero Cents ($85,000.00) (or more) as of the date of this Amendment. Nothing herein shall be deemed to negate, modify or amend the "as-is" nature of this transaction or the release contained in Section 12 of the Purchase Agreement, and Buyer acknowledges and agrees that Seller shall have no obligation to Buyer to obtain, nor shall Seller have any liability to Buyer by reason of any failure to obtain, any certificate or other documentation that was to have been provided in connection with the completion of Buyer's tenant improvements under the Inktomi Lease.

                            3.5        Title Matters.  On or before Closing, Seller shall remove from title the following exceptions, as shown on that certain Preliminary Report dated May 27, 2000, issued by Fidelity National Title Company under Order No. 9522540-B, Amendment (the "Title Report"):

a.	Item 25 (a deed of trust);

b.	Item 26 (a financing statement); and

c.	Item 29 (a claim of mechanic's lien).

                                                                                       Other than the foregoing, Buyer hereby elects to waive any objections to the Title Report.

                            3.6        Extension of Conditions Period for Survey Update Approval.  Buyer has approved the September 24, 1999 ALTA survey prepared by Kier and Wright (the "Survey"). The Conditions Period, as defined in Section 2.1 of the Purchase Agreement, shall be extended to expire at 5:00 p.m. on July 26, 2000 (the "Extended Approval Date"), but solely for the purpose of obtaining an updated ALTA survey (the "Survey Update"), which Survey Update may contain additional exceptions for a pathway agreement and/or a pathway on the Property, and for a license agreement for a generator belonging to PE, but shall contain no material additional exceptions currently unknown to Buyer. Any and all differing dates or time periods and references to same in the Purchase Agreement are hereby deleted or modified accordingly. Unless Buyer notifies Seller (which notification may be given by Buyer in its sole and absolute discretion) prior to 5:00 p.m. (Pacific Time) o n the Extended Approval Date that the Pre-Closing Condition set forth in this Section 3.6 remains unsatisfied and that Buyer will not waive such Pre-Closing Condition (any such notice shall serve as a termination of the Purchase Agreement, in which event Escrow Holder shall promptly return the Deposits to Buyer), at 5:00 p.m. (Pacific Time) on the Extended Approval Date the Deposits shall become non-refundable to Buyer; provided, however, the Initial Deposit and the Additional Deposit (including any interest earned thereon) shall be refundable to Buyer if all of the Buyer's Closing Conditions (defined in the Purchase Agreement) are not satisfied or otherwise waived by Buyer in accordance with the provisions of Section 4.3 of the Purchase Agreement.

                            3.7        Satisfaction and/or Waiver of Pre-Closing Conditions.  With the sole exception of the Pre-Closing Condition set forth in Section 3.6 hereinabove, (i) Buyer hereby expressly and unconditionally approves of, and considers satisfied, all Pre-Closing Conditions set forth in Section 4.1 of the Purchase Agreement, and (ii) Buyer hereby expressly waives its right to terminate the Purchase Agreement pursuant to the terms and provisions of Section 4.3 of the Purchase Agreement for reason of any failure of any of such Pre-Closing Conditions; provided, however, Buyer retains its right to terminate the Purchase Agreement pursuant to the terms of Section 4.3 of the Purchase Agreement for reason of failure of any of Buyer's Closing Conditions, and pursuant to Section 3.6 of this Amendment.

                            3.8        Improvements Agreement.  Buyer and Seller acknowledge that Seller is a party to that certain document entitled "Improvements Agreement Bayside Towers (UP 96-011) Lincoln Property Company, N.C. Inc. and WHFST Real Estate Limited Partnership Foster City, California" dated September 23, 1998, which is reflected as item 24 on the Title Report (the "Improvements Agreement"), and that Seller has posted an improvement bond with the City of Foster

City to secure the performance of the obligations of the Seller under the Improvements Agreement (the "Improvements Bond"). The obligations of the Seller under the Improvements Agreement (and/or under any maintenance agreement with the City of Foster City that may succeed to the Improvements Agreement) shall, notwithstanding the sale and transfer of the Property from the Seller to the Buyer, remain obligations of the Seller; and the obligations of the Seller with respect to the Improvements Bond (and/or under any maintenance bond posted with the City of Foster City to replace the Improvements Bond) shall, notwithstanding the sale and transfer of the Property from the Seller to the Buyer, remain obligations of the Seller. Notwithstanding any provision to the contrary herein or in the Purchase Agreement, the obligations of Seller under this Section 3.8 shall survive the Closing.

                            3.9        Personal Property Schedule.  Attached hereto as Exhibit D is the schedule of the Personal Property to be sold, transferred and conveyed by Seller to Buyer at the Closing; and the same shall be attached to the Bill of Sale to be delivered by Seller to the Buyer at the Closing.

                            3.10       Additional Seller's Representation. The following Section 26.9 is hereby added to the Purchase Agreement:

                              26.9        That certain Option Agreement made by Seller and Specialty, dated March 1, 2000, does not violate any presently effective agreement to which Seller is a party or by which Seller is now bound.

                            3.11        Extension of Closing Date. Buyer hereby elects pursuant to Section 6.2 of the Purchase Agreement to extend the Initial Closing Date until August 8, 2000 (the "First Extended Closing Date") and shall within one (1) business day after the date hereof deposit into Escrow the sum of One Million Dollars ($1,000,000) pursuant to the terms of such Section.

                            3.12         Additional Deposit.    Buyer shall within one (1) business day from the date hereof deposit into Escrow the sum of Four Million Dollars ($4,000,000.00) as the Additional Deposit pursuant to Section 2.2 of the Purchase Agreement. Notwithstanding the seventh (7th) sentence of Section 4.3 of the Purchase Agreement (which reads, 'The funding by Buyer of the Additional Deposit shall conclusively constitute Buyer's approval of each and every aspect of the Property as well as of the Pre-Closing Conditions.'), Buyer reserves its right to approve the Pre-Closing Condition (and the corresponding aspect of the Property) as set forth in Section 3.6 of this Amendment.

        4.         Reinstatement and Reaffirmation of Purchase Agreement.    Purchaser and Seller hereby acknowledge and agree that the Purchase Agreement, as modified by this Amendment, is hereby fully reinstated as though never terminated, and is hereby reaffirmed, ratified and confirmed in its entirety. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged. If there is any conflict between the terms and provisions of the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control and prevail.

        5.         Governing Law.        This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of California.

        6.        Counterparts.        This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one Amendment. Seller and Buyer agree that the delivery of an executed copy of this Amendment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered. Facsimile signatures shall be binding upon the parties hereto.

        7.        Warranty of Authority.        The signatories hereto represent that they have full and complete authority to bind their respective parties to this Amendment and that no other consent is necessary or required in order for the signatories to execute this Amendment on behalf of their respective parties.

        IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment on the date first above written.

BUYER:

Inktomi Corporation,
a Delaware corporation

By:

Name:

Its:

SELLER:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:          WHFST Gen-Par, Inc.,
                a Delaware corporation
                General Partner

By:

Name:

Its:

EXHIBIT A - FORM OF LEGACY
TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of __________________, 20__ and between WHFST REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership as Landlord, and the undersigned as Tenant, for Premises on floors one (1), two (2) and three (3) of the Building located at 4000 3rd Avenue Foster City, California hereby certifies as follows:

1.        Attached hereto as Exhibit A is a true and correct copy of the Lease and al amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _______________.

3.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5.        Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

6.       Base Rent became payable on _________________.

7.       The Lease Term expires on _______________.

8.       All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9.        All improvements to be constructed in or about the Premises by Landlord have been completed to the satisfaction of Tenant and Tenant has received full payment of the Tenant Improvement Allowance from Landlord as required under the Tenant Work Letter attached as Exhibit B to the Lease.

10.        No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

11.        As of the date hereof, there are no existing defenses or offsets that the undersigned has which preclude enforcement of the Lease by Landlord.

12.        All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ________________. The current monthly installment of Base Rent is $_______________.

EXHIBIT A - PAGE 1

13.        Tenant acknowledges and agrees that for purposes of calculating Tenant’s pro rata share of real property taxes, common area expenses and operating expenses, Tenant’s Base Year is the calendar year 1999 with an adjustment to reflect one hundred percent (100%) occupancy of the Building, and that the total of such amounts is $__________ per rentable square foot.

14.        The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

15.        If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Real Property is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at ____________________ on the __________ day of ___________________, 20__.

"Tenant":

LEGACY PARTNERS L.P.,

a California limited partnership

By:

Name:

Its:

EXHIBIT A - PAGE 2

EXHIBIT B - FORM OF PE
TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of __________________, 20__ and between WHFST REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership as Landlord, and the undersigned as Tenant, for Premises on floors one (1), two (2) and three (3) of the Building located at 4000 3rd Avenue Foster City, California hereby certifies as follows:

1.        Attached hereto as Exhibit A is a true and correct copy of the Lease and al amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _______________.

3.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5.        Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

6.        Base Rent became payable on _________________.

7.        The Lease Term expires on _______________.

8.        All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9.        All improvements to be constructed in or about the Premises by Landlord have been completed to the satisfaction of Tenant and Tenant has received full payment of the Tenant Improvement Allowance from Landlord as required under the Tenant Work Letter attached as Exhibit B to the Lease.

10.        No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

11.        As of the date hereof, there are no existing defenses or offsets that the undersigned has which preclude enforcement of the Lease by Landlord.

12.        All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ________________. The current monthly installment of Base Rent is $_______________.

EXHIBIT C - PAGE 1

13.        With respect to Section 1.4 of the Lease, Tenant acknowledges that the First Offer Space would not apply to space in the Building available for lease where the owner of the Building desires to occupy such space for the conduct of its own business.

14.        Tenant acknowledges a typographical error in the Lease, in that the cross reference to Section 4.2.5(xiii)(II) which appears in clause (x) of Section 4.2.4 should instead refer to Section 4.2.4(xiii)(II).

15.        The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

16.        If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Real Property is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at ____________________ on the __________ day of ___________________, 20__.

"Tenant":

THE PERKIN-ELMER CORPORATION,
a New York corporation

By:

	Name:	Michael W. Hunkapiller

	Its:	Senior Vice President, and President PE Biosystems Division

By:

Name:

Its:

EXHIBIT C - PAGE 2

EXHIBIT C
Fifth Amendment to Lease Agreement

         This Fifth Amendment to Lease Agreement (the "Amendment") is made and entered into as of this ___ day of _____, 2000, by and between WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Landlord") and Legacy Partners L.P., a California limited partnership ("Tenant"), with reference to the following facts.

Recitals

A.        Landlord and Tenant entered into that certain Lease Agreement, dated as of October 10, 1997, as amended by that certain First Amendment to Lease, dated October 30, 1997, that certain Second Amendment to Lease, dated as of December 11, 1998, that certain Third Amendment to Lease Agreement, dated as of August 13, 1999 and that certain Fourth Amendment to Lease Agreement, dated as of January 31, 2000 (collectively, the "Lease") for the leasing of certain premises consisting of approximately 23,155 rentable square feet located at 4000 E. Third Avenue, Foster City, California (the "Premises") as such Premises are more fully described in the Lease.

B.        Landlord and Tenant wish to modify the Lease to amend the Lease upon and subject to the terms, conditions, and provisions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.          Recitals.  Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.          Base Rent:  Beginning as of July 1, 2000 (the "Effective Date") and continuing through the Expiration Date of the Lease, the monthly Base Rent and Adjustments to Base Rent set forth on page 1 of the Lease are hereby amended to be as follows: (i) for and with respect to the period commencing on the Effective Date and continuing through the day preceding the first anniversary of the Effective Date, the Base Rent shall be at the monthly rate of Four Dollars ($4.00) per rentable square foot of the Premises; (ii) for and with respect to the period commencing on the first anniversary of the Effective Date and on each and every anniversary of the Effective Date thereafter, the annual Base Rent shall increase by an amount equal to three percent (3%) per annum.  All references in the Lease to Base Rent are hereby modified accordingly.

3.          Assignment and Subletting:  Section 14.2.4 of the Lease is hereby deleted in its entirety and replaced with the following:
The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right) except in connection with a right of renewal assigned to a Permitted Affiliate or other transferee in connection with an assignment of Tenant's entire interest in this Lease pursuant to this Article 14;
4.         Permitted Affiliates:  Section 14.5 of the Lease is hereby deleted in its entirety and replaced with the following:

14.5    Affiliated Companies/Restructuring of Business organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Permitted Affiliates") shall not be deemed a Transfer under this Article 14, and thus shall not be subject to Landlord's

EXHIBIT C - PAGE 3

recapture right in Section 14.7, Landlord's right to receive any Transfer Premium pursuant to Section 14.6, or Landlord's Right of First Offer pursuant to Section 14.8, provided that:

         14.5.1  any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14; 14.5.2 Tenant gives Landlord at least ten (10) days' prior notice of any such assignment or sublease to an Affiliate;

         14.5.3  the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease and is equal to or greater than the net worth of Tenant as of the date of execution of this Lease;

          14.5.4  any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent payable by Tenant with respect to a sublease); and

          14.5.5  Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

Furthermore, Tenant may allow employees of companies to whom Tenant is providing products or services, or with which Tenant is collaborating in the development or provision of products or services, to work in the Premises without Landlord's consent and without being deemed to have sublet any portion of the Premises, so long as (A) such employees do not occupy more than ten percent (10%) of the rentable square feet of the Premises, in the aggregate, at any one time, and such space is not separately demised from the space occupied by Tenant and (B) the number of such employees does not exceed ten percent (10%) of the total number of persons regularly occupying the Premises.

5.         Transfer Premium: The following is added as a new Section 14.6 of the Lease:

14.6     Transfer Premium.     Except as otherwise provided in Sections 14.4 and 14.5 above, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.6, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) the unamortized cost of all Alterations and any Tenant Improvements paid for by Tenant from Tenant's own funds and not initially funded by Landlord or paid for by Landlord out of any tenant improvement allowances, and (iv) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord's consent thereto and in collecting any sums due from the Transferee (collectively, the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer.

6.         Recapture:  The following is added as a new Section 14.7 of the Lease:

EXHIBIT C - PAGE 4

14.7     Landlord's Option as to Subject Space.     Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a sublease of (i) greater than fifty percent (50%) of the rentable square footage of the Premises during the Initial Lease Term, or (ii) greater than twenty-five percent (25%) of the rentable square footage of the Premises during the Option Term to any person or entity (other than a Transfer to a Permitted Affiliate pursuant to Section 14.5 above), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated sublease (whether or not the terms of the contemplated sublease have been determined). The Intention to Transfer Notice shall specify the portion of and amount of square feet of the portion of the Premises which Tenant intends to sublet (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated sublease (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplat ed sublease, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.7 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease, with respect to the Contemplated Transfer Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Section 14.7, then, subject to the other terms of this Article 14, for a period of six (6) months (the "Six Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any sublease made during the Six Month Period, provided that any such sublease is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such sublease shall be subject to the remaining terms of this Article 14. If such a sublease is not so consummated within the Six Month Period (or if a sublease is so consummated, then upon the expiration of the term of any sublease of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated sublease of the Contemplated Transfer Space (or portion thereof), as provided above in this Section 14.7.

7.        Landlord's Right of First Offer:  The following is added as a new Section 14.8 of the Lease:

[Insert First Offer language tracking Section 1.4 of the Inktomi Lease for any space offered to a non-Permitted Affiliate that is not subject to the recapture rights set forth in Section 14.7 above]

8.          Estoppel Certificates:  Article 17 of the Lease is hereby modified to provide that Tenant shall have twenty (20) days following written request by Landlord to execute and deliver an estoppel certificate in the prescribed form.

9.        Events of Default: Section 19.1 of the Lease is deleted in its entirety and replaced with the following:

19.1.1         Any failure by Tenant to pay any Rent or other charge required to be paid under this Lease, or any part thereof, within five (5) days after written notice of delinquency; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then Tenant’s subsequent failure to pay any Rent or other charge when due shall constitute a default under this Lease without requirement of any notice or cure period except as required by statute; or

19.1.2         Any failure by Tenant to observe or perform any other provision, covenant, or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of

EXHIBIT C - PAGE 5

such default is such that the same cannot reasonably be cured within a thirty (30) day period.  Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; provided, further, however, that the maximum period for Tenant's cure of such default will not exceed two hundred ten (210) days after Landlord's written notice of default.

10.        Substitution of Other Premises:  Article 22 of the Lease is hereby deleted in its entirety.

11.       Late Charges:  Article 25 of the Lease is hereby deleted in its entirety and replaced with the following:

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after notice from Landlord that said amount is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due or in the case of a delinquent installment of Base Rent, two percent (2%) of the delinquent amount; provided, however, that if Landlord has given Tenant one (1) such delinquency notice in the preceding twelve (12) month period, then the late charge shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lower of (i) the then-current prime interest rate as such rate is announced by The Wall Street Journal plus two (2) percentage points, or (ii) the highest rate permitted by applicable law.

12.      Signage:  Section 29.27 of the Lease is deleted in its entirety and replaced with the following:

Building Name and Signage.  Landlord shall have the right at any time to change the name of the Building and Real Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Building or any portion of the Real Property. Notwithstanding any provision contained herein to the contrary, Landlord may not modify, relocate, remove or otherwise alter any existing Tenant signage in, on or about the Premises, Building, or Real Property without the prior written consent of Tenant, which consent may be withheld at Tenant’s sole discretion. At all times during the Term of this Lease, subject to the approval of all applicable governmental entities and compliance with all applicable governmental laws and ordinances, Tenant shall have the non-exclusive right, at Landlord's sole cost and expense, to place its name and/or logo on any monument sign existing now or hereafter constructed in, on or about the Real Property. In the event of a Transfer to any entity o ther than a Permitted Affiliate, such Transferee shall be entitled to Building standard signage only, as reasonably determined by Landlord. Tenant shall not use the name of the Building or Real Property or use pictures or illustrations of the Building or Real Property in advertising or other publicity, without the prior written consent of Landlord; provided such consent shall not be unreasonably withheld where the purpose is to identify Tenant's role in the development of the Building and Real Property.

13.       Extension Option:  The Bayside Towers Extension Option Rider to the Lease is hereby deleted in its entirety and replaced with the Bayside Towers Extension Option Rider attached hereto and incorporated herein. Notwithstanding any provision contained herein or in the Lease to the contrary, the rights contained in the Extension Rider are personal to Tenant and may only be exercised by Tenant or a Permitted Affiliate.

14.       Effect of Amendment:  Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

15.        Definitions:  Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in  the Lease.

 EXHIBIT C - PAGE 6

16.       Authority:  Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

17.       Incorporation:  The terms and provisions of the Lease are hereby incorporated in this Amendment.

18.      Counterparts:  This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one Amendment.  Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered. Facsimile signatures shall be binding upon the parties hereto.

LANDLORD:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:           Legacy Partners Commercial Inc.,
                 a Texas corporation
                 as manager and agent for WHFST Real Estate Limited Partnership

By:

Name:

Its:

TENANT:

Legacy Partners L.P.,
a California limited partnership

By:

Name:

Its:

 EXHIBIT C - PAGE 7

BAYSIDE TOWERS
EXTENSION OPTION RIDER

     This Extension Option Rider ("Extension Rider") is made and entered into by and between WHFST REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and LEGACY PARTNERS L.P., a California limited partnership ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

         1.        Option Right.  Landlord hereby grants Tenant one (1) option to extend the Lease Term for all, but not less than all, of the Premises for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not in monetary or material non-monetary default under the Lease and any applicable notice of such default has been delivered and any applicable cure period has expired. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term Tenant is not in monetary or material non-monetary default under the Lease beyond any applicable notice and cure period, the Lease Term shall be extended for the Option Term. The rights contained in this Extension Rider shall be personal to Tenant and may only be exercised by Tenant or a Permitted Affiliate (and not by any other s ublessee or other transferee of Tenant's interest in the Lease).

         2.        Option Rent.  The Annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Rate" for the Premises. For purposes hereof, the "Fair Market Rental Rate" shall mean the rent at which tenants, as of the commencement of the Option Term will be leasing non-sublease, non-encumbered space on a net basis comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in Comparable Buildings (defined below) taking into consideration all out-of-pocket monetary concessions and inducements generally being granted at such time, including any tenant improvement allowances provided for such space (but in determining any such tenant improvement allowance, the quality and quantity of tenant improvements in the Premises shall be taken into account and the value thereof deducted from such allowance), and also taking into consideration and requiring Tenant to provide for security or collateral for the Optio n Term in such amounts and of such types (such as, for example, a cash security deposit and/or a letter of credit), if any, as are generally being required by landlords in connection with such extensions and rental amounts and concessions for such comparable space by tenants of comparable net worth as Tenant. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

         3.        Exercise of Option.  The option contained in this Extension Rider shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not less than fourteen (14) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term setting forth Landlord's good-faith determination of the Fair Market Rental Rate for the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "Exercise Date") which is the later of (A) the date occurring twelve (12) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice ("Exercise Notice") thereof to Landlord, and upon and concurrent with such exercise, Tenant may, at its option, object to Landlord's determination of the Fair Market Rental Rate for the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Fair Market Rental Rate for the Option Term shall be determined as set forth in Section 4 below. If Tenant does not timely object to Landlord's determination of the Option Rent, Landlord's determination shall be conclusive and the arbitration procedures in Section 4 below shall not be applicable. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant's waiver of its extension right hereunder.

         4.        Determination of Fair Market Rental Rate.  In the event Tenant timely objects in writing to the applicable Fair Market Rental Rate initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the applicable Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days

EXHIBIT C - PAGE 8

following Tenant's objection to the applicable Fair Market Rental Rate (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the applicable Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 4.1 through 4.7 below; provided, however, that if the Fair Market Rental Rate determination submitted by Landlord is less than the Fair Market Rental Rate originally provided by Landlord in Landlord's Option Rent Notice, Tenant shall thereafter have five (5) business days to accept such determination as the Option Rent in which event the arbitration proceedings in Sections 4.1 through 4.6 below shall not apply. Failure of Tenant or Landlord to submit a written determination of the applicable Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the applicable Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

                     4.1        Landlord and Tenant shall each appoint, one arbitrator who shall by profession be an independent real estate appraiser holding the professional designation as an MAI (or its equivalent) who has no financial interest in Landlord or Tenant and who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal rental purposes of rentals of space in first-class office buildings in San Mateo County, California ("Comparable Buildings"). The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Section 2 of this Extension Rider. Each such arbitrator shall be appointed within thirty (30) days after the applicable Outside Agreement Date.

                        4.2        The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators, except that the third arbitrator shall not have been previously engaged by Landlord or Tenant for any purpose.

                        4.3        The three (3) arbitrators shall conduct a hearing within twenty (20) days after the appointment of the third arbitrator and within ten (10) days thereafter reach a decision as to which of the Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, and the arbitrators shall use whichever of Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate to be paid during the Option Term and shall notify Landlord and Tenant thereof.

                          4.4        The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

                     4.5        If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, and if such failure shall continue for an additional fifteen (15) days after written notice thereof is received by the non-appointing party, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                     4.6        If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Mateo County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.

                     4.7        The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.

EXHIBIT C - PAGE 9

EXHIBIT D
SCHEDULE OF PERSONAL PROPERTY

SEE ATTACHED